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                                                                     Exhibit 5.1

                      [Willkie Farr & Gallagher Letterhead]

February 11, 2000

Information Holdings Inc.
2777 Summer Street, Suite 209
Stamford, Connecticut 06905

Ladies and Gentlemen:

We have acted as counsel to Information Holdings Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") relating to the offer and sale by the Company of up to 4,600,000 shares (the "Company Shares") of the common stock of the Company, par value $.01 per share ("Common Stock"), including the sale by the Company of up to 600,000 shares of Common Stock upon and subject to the exercise of the underwriters' over-allotment option.

We have examined copies of the Certificate of Incorporation and By-Laws of the Company, the Registration Statement, all resolutions adopted by the Company's Board of Directors, and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials.

Based on the foregoing, we are of the opinion that:

         (1) The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

         (2) The Company Shares, when duly issued, sold and paid for in accordance with the terms of the Prospectus included as part of



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Information Holdings Inc.
February 11, 2000
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         the Registration Statement, will be validly issued, fully paid and non-assessable shares of capital stock of the company.

We are qualified to practice law in the State of New York and do not purport to be experts on, or to express any opinion herein, concerning any law, other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus included as part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act.

Very truly yours,

/s/ Willkie Farr & Gallagher